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                                Exhibit 24.3
                              POWER OF ATTORNEY

    I, Scott J. Nelson, am a member of the Board of Directors of American Honda Receivables Corp. ("AHRC"). I hereby constitute and appoint Y. Kohama and
John I. Weisickle, and each of them, my true and lawful attorney-in-fact and agent, with full powers of substitution, for me and in my name, place and stead, in any and all capacities, to sign and to file any and all amendments, including post-effective amendments, to the Registration Statement of the Honda Auto Receivables 1998-1 Owner Trust, as issuer, and AHRC, as co-registrant, with the Securities and Exchange Commission, granting to said attorney-in-fact full power and authority to perform any other act on my behalf required to be done in connection therewith.

    Dated this 8th day of July, 1998.             By:/s/ SCOTT J. NELSON
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                                                          Scott J. Nelson
                                                          Director